UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2023

2seventy bio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40791	86-3658454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Binney Street,		02142
Cambridge, MA
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (339) 499-9300
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TSVT	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On July 27, 2023, 2seventy bio, Inc. (the “Company”) announced that ABECMA (idecabtagene vicleucel, or ide-cel) generated approximately $115 million in U.S. revenue during the second quarter of 2023. The Company and Bristol Myers Squibb (“BMS”) share equally in all profits and losses related to development, manufacture and commercialization of ABECMA in the U.S. This announcement is based on information provided to the Company by BMS and is unaudited and does not present all information necessary for an understanding of the Company’s financial condition as of June 30, 2023 and its results of operations for the quarter then ended. The Company expects to announce its full results for the quarter ended June 30, 2023 on or before August 14, 2023.

Item 7.01 Regulation FD Disclosure.

On July 27, 2023, the Company announced that it expects ABECMA U.S. revenue will be in the lower end of the Company’s previously stated anticipated range of $470 to $570 million for the year ending December 31, 2023. The Company continues to anticipate net cash spend of $180 million to $220 million for the year ending December 31, 2023 and that its cash is sufficient to fund operations into 2026.

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including as to expected ABECMA U.S. revenue for the year ending December 31, 2023, the Company’s anticipated revenue for the quarter ended June 30, 2023, the Company’s anticipated net cash spend for the year ending December 31, 2023, and the sufficiency of the Company’s cash. The use of words such as “anticipate,” “believe,” “continue,” “could,” “endeavor,” “estimate,” “expect,” “anticipate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” or the negative of such words or other similar expressions can be used to identify forward-looking statements. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. These and other risks and uncertainties are described in additional detail in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K filed March 16, 2023, its Quarterly Report on Form 10-Q filed on May 10, 2023, and its other filings made with the SEC from time to time. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the Company. As a result, you are cautioned not to rely on these forward-looking statements. Any forward-looking statement made in this Current Report on Form 8-K speaks only as of the date on which it is made. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2023	2seventy bio, Inc.

	By:	/s/ Chip Baird
Chip Baird
Chief Financial Officer
(Principal Financial and Accounting Officer)